GROESBECK INVESTMENT MANAGEMENT CORP.

CODE OF ETHICS

AS PUBLISHED IN THE FIRM’S

POLICIES AND PROCEDURES MANUAL

NOVEMBER 2009

1.

Access Persons

An Access Person of the Fund is defined in Rule 17j-1 of the Investment Company Act of 1940 and Rule 204-2 of the Investment Advisors Act of 1940 as all of our directors, officers and general partners.  These persons are Robert P. Groesbeck, Theodore M. Groesbeck, Anne Groesbeck Jacobus, Robert P. Dainesi and Nancy Wallace.

Access Persons shall provide to the Fund:

A.

Initial holdings reports – no later than 10 days after the person becomes an Access Person.

B.

Quarterly transaction reports – no later than 30 days after the end of a calendar quarter.

C.

Annual holding reports.

The information provided will be the information required under the Act.  Robert P. Groesbeck will be responsible for compiling and maintaining this data.  We hereby certify that we have adopted procedures reasonably necessary to prevent Access Persons from violating our Code of Ethics.

2.

Code of Ethics

I.

Statement of General Principles

This Code of Ethics has been adopted by Groesbeck Investment Management Corp. (the “Adviser”) for the purpose of instructing all employees, officers, and directors of the Adviser in their ethical obligations and to provide rules for their personal securities transactions.  All such persons owe a fiduciary duty to the Adviser’s clients.  A fiduciary duty means a duty of loyalty, fairness and good faith towards the clients, and the obligation to adhere not only to the specific provisions of this Code but to the general principles that guide the Code.  These general principles are:

•

The duty at all times to place the interests of clients first;

•

The requirement that all personal securities transactions be conducted in a manner consistent with the Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of any individual’s position of trust and responsibility; and

•

The fundamental standard that such employees, officers, and directors should not take inappropriate advantage of their positions or of their relationship with clients.

It is imperative that the personal trading activities of the employees, officers, and directors of the Adviser be conducted with the highest regard for these general principles in order to avoid any possible conflict of interest, any appearance of a conflict, or activities that could lead to disciplinary action.  This includes executing transactions through or for the benefit of a third party when the transaction is not in keeping with the general principles of this Code.

All personal securities transactions must also comply with the Adviser's Insider Trading Policy and Procedures.  Employees shall comply at all times with all applicable federal securities laws.  Federal securities laws means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Securities & Exchange Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Securities & Exchange Commission or the Department of the Treasury.  Employees shall at all times maintain the confidentiality of client identities, security holdings, financial circumstances and other confidential information.  Employees shall report any violations of this Code of Ethics promptly to the Compliance Officer.

II.

Definitions

A.

Advisory Employees:  any employee, officer, or director of the Adviser (or of any company in a control relationship to the Adviser) who, in connection with his or her regular functions or duties, participates in or makes recommendations with respect to the purchase or sale of securities; and any natural person who controls the Adviser and who obtains information about recommendations with respect to the purchase or sale of securities.  The Compliance Officer will maintain a current list of all Advisory Employees.

B.

Automatic Investment Plan:  a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation.  An Automatic Investment Plan includes a dividend reinvestment plan.

C.

Beneficial Interest:  ownership or any benefits of ownership, including the opportunity to directly or indirectly profit or otherwise obtain financial benefits from any interest in a security.

D.

Compliance Officer:

the Compliance Officer is Robert P.Groesbeck.

E.

Employee Account:  each account in which an Employee or a member of his or her family has any direct or indirect Beneficial Interest or over which such person exercises control or influence, including, but not limited to, any joint account, partnership, corporation, trust or estate.  An Employee’s family members include the Employee’s spouse, minor children, any person living in the home of the Employee and any relative of the Employee (including in-laws) to whose support an Employee directly or indirectly contributes.

F.

Employees:  the employees, officers and directors of the Adviser, including Advisory Employees.  The Compliance Officer will maintain a current list of all Employees.

G.

Exempt Transactions:  transactions which are 1) effected in an amount or in a manner over which the Employee has no direct or indirect influence or control, 2) pursuant to an Automatic Investment Plan, 3) in connection with the exercise or sale of rights to purchase additional securities from an issuer and granted by such issuer pro-rata to all holders of a class of its securities, 4) in connection with the call by the issuer of a preferred stock or bond, 5) pursuant to the exercise by a second party of a put or call option, 6) closing transactions no more than five business days prior to the expiration of a related put or call option, 7) inconsequential to any Fund because the transaction is very unlikely to affect a highly liquid market or because the security is clearly not related economically to any securities that a Fund may purchase or sell, 8) involving shares of a security of a company with a market capitalization in excess of $500 million.

H.

Funds:  any series of any investment company to which the Adviser provides investment advice.

J.

Related Securities:  securities issued by the same issuer or issuer under common control, or when either security gives the holder any contractual rights with respect to the other security, including options, warrants or other convertible securities.

K.

Securities:  any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, or, in general, any interest or instrument commonly known as a “security,” or any certificate or interest or participation in temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase (including options) any of the foregoing; except for the following:  1) securities issued by the government of the United States, 2) bankers’ acceptances, 3) bank certificates of deposit, 4) commercial paper, 5) high quality short-term debt instruments, including repurchase agreements, and 5) shares of unaffiliated registered open-end investment companies [, other than exchange traded funds].

L.

Securities Transaction:  the purchase or sale, or any action to accomplish the purchase or sale, of a Security for an Employee Account.  The term Securities Transaction does not include transactions executed by the Adviser for the benefit of unaffiliated persons, such as investment advisory and brokerage clients.

III.

Personal Investment Guidelines

A.

Personal Accounts

1.

The Personal Investment Guidelines in this Section III do not apply to Exempt Transactions unless the transaction involves a private placement or initial public offering.  Employees must remember that regardless of the transaction’s status as exempt or not exempt, the Employee’s fiduciary obligations remain unchanged.

2.

Employees may not execute a Securities Transaction on a day during which a purchase or sell order in that same Security or a Related Security is pending for a Fund unless the Securities Transaction is combined (“blocked”) with the Fund’s transaction.  Securities Transactions executed in violation of this prohibition shall be unwound or, if not possible or practical, the Employee must disgorge to the Fund the value received by the Employee due to any favorable price differential received by the Employee.  For example, if the Employee buys 100 shares at $10 per share, and the Fund buys 1000 shares at $11 per share, the Employee will pay $100 (100 shares x $1 differential) to the Fund.

3.

Any Securities Transactions in a private placement must be authorized by the Compliance Officer, in writing, prior to the transaction.  In connection with a private placement acquisition, the Compliance Officer will take into account, among other factors, whether the investment opportunity should be reserved for a client, and whether the opportunity is being offered to the Employee by virtue of the Employee’s position with the Adviser.  If the private placement acquisition is authorized, the Compliance Officer shall retain a record of the authorization and the rationale supporting the authorization.  Employees who have been authorized to acquire securities in a private placement will, in connection therewith, be required to disclose that investment if and when the Employee takes part in any subsequent investment in the same issuer.  In such circumstances, the determination to purchase Securities of that issuer on behalf of a client will be subject to an independent review by personnel of the Adviser with no personal interest in the issuer.

4.

Employees are prohibited from acquiring any Securities in an initial public offering without the prior written approval of the Compliance Officer.  This restriction is imposed in order to preclude any possibility of an Employee profiting improperly from the Employee’s position with the Adviser.  If the initial public offering is authorized, the Compliance Officer shall retain a record of the authorization and the rationale supporting the authorization.

B.

Other Restrictions

Employees are prohibited from serving on the boards of directors of publicly traded companies, absent prior authorization by the Compliance Officer.  The consideration of prior authorization will be based upon a determination that the board service will be consistent with the interests of clients.  In the event that board service is authorized, Employees serving as directors will be isolated from other Employees making investment decisions with respect to the securities of the company in question.

IV.

Compliance Procedures

A.

Employee Disclosure

1.

Within ten (10) days of commencement of employment with the Adviser, each Employee must certify that he or she has read and understands this Code and recognizes that he or she is subject to it, and must disclose the following information as of a date no more than 45 days prior to the date the person became an Employee: a) the title, type, CUSIP or ticker symbol, number of shares and principal amount of each Security in which the Employee has a Beneficial Interest when the person became an Employee, b) the name of any broker/dealer with whom the Employee maintained an account when the person became an Employee, and c) the date the report is submitted.

2.

Annually, each Employee must certify that he or she has read and understands this Code and any amendment, and recognizes that he or she is subject to it, that he or she has complied with the requirements of this Code and has disclosed or reported all personal Securities Transactions required to be disclosed or reported pursuant to the requirements of this Code.   In addition, each Employee shall annually provide the following information (as of a date no more than 45 days before the report is submitted): a) the title, type, CUSIP or ticker symbol, number of shares and principal amount of each Security in which the Employee had any Beneficial Interest, b) the name of any broker, dealer or bank with whom the Employee maintains an account in which any Securities are held for the direct or indirect benefit of the Employee, and c) the date the report is submitted.

B.

Compliance

1.

All Employees must provide copies of all periodic broker account statements to the Compliance Officer.  Each Employee must report, no later than 30 days after the close of each calendar quarter, on the Securities Transaction Report form provided by the Adviser, all transactions in which the Employee acquired or sold any direct or indirect Beneficial Interest in a Security, including Exempt Transactions, and certify that he or she has reported all transactions required to be disclosed pursuant to the requirements of this Code.  The Report may, however, exclude transaction effected pursuant to an Automatic Investment Plan.  The report will also identify any trading account, in which the Employee has a direct or indirect Beneficial Interest, established during the quarter with a broker, dealer or bank.

2.

The Compliance Officer will, on a quarterly basis, check the trading account statements provided by brokers to verify that the Employee has not violated the Code.  The Compliance Officer shall identify all Employees, inform those persons of their reporting obligations, and maintain a record of all current and former access persons.

3.

If an Employee violates this Code, the Compliance Officer will report the violation to the Board of each Fund for appropriate remedial action which, in addition to the actions specifically delineated in other sections of this Code, may include a reprimand of the Employee, or suspension or termination of the Employee’s relationship with the Fund and/or the Adviser.

4.

If the Adviser has only one Advisory Employee, the Advisory Employee need not file the reports required in Section IV(A)(1) and (2) nor obtain the approvals required by Section III(A)(3) and (4) if the Advisory Employee maintains records of all personal holdings and transactions that would otherwise be reported.

V.

Other General Principles

A.

Groesbeck Investment Management Corporation shall conduct no proprietary trading on behalf of the firm.  Nor shall we engage in any principal transactions with clients.

B.

Commissions and the benefits there from belong to the client.  No soft dollar arrangements will be allowed unless directed by the client for the benefit of the client.  Best execution will be sought on all client trades.

C.

All disclosures or advertisements made to investors, clients and regulators shall be verified by the chief compliance officer to assure accuracy.

D.

Employees may not have direct access to client funds and will not authorize any disbursements from client funds unless so directed by the client.  No unauthorized trading in client accounts is permitted.

E.

Allocation of investment opportunities will be made in a fair and equitable manner.  Trades shall be aggregated for all clients through block transactions when appropriate.  If such procedure is impractical, opportunities shall be placed in client portfolios on a rotating basis or as cash becomes available.

F.

Client fees will be assessed as stated in their contracts with us.

G.

Adherence to our privacy policy is mandatory.  Clients will be provided with our privacy policy statement annually.

ANNUAL EMPLOYEE SECURITIES REPORT

This information is current as of _______________ (must be current as of a date no more than 45 days before the Report is submitted).  Please list all Securities in which you have a Beneficial Interest, as defined in the Code of Ethics.

Security (name, type, CUSIP or ticker symbol)	# of Shares and Principal Amount	Date Acquired

Please list all brokers, dealers and banks that maintain a brokerage account in which you have a Beneficial Interest, as defined in the Code of Ethics.

Name of Broker, Dealer or Bank	Account Name

I certify that I have read and understand the Code of Ethics and recognize that I am subject to it.  I certify that this is a complete list of all Securities in which I have a Beneficial Interest, and that I have complied with the requirements of the Code of Ethics including disclosure of all Securities Transactions for which the Code of Ethics requires disclosure.

Printed Name:

Signature:

Date:

QUARTERLY SECURITIES TRANSACTIONS REPORT

Calendar Quarter/Year:

Persons subject to the Code of Ethics must report ALL Securities Transactions (including Exempt Transactions and transactions involving affiliated mutual funds) as defined in the Code of Ethics, executed during the reporting period.  A Brokerage Statement will be acceptable in place   of this report.  The report must be returned to the Compliance Officer, regardless of whether any Securities Transactions occurred, before the 30th day after the close of the calendar quarter.  Please note that this Report covers all Securities in which you have a Beneficial Interest.

☐

I have executed no Securities Transactions during the quarter.

☐

The following is a complete list of my Securities Transactions:

Security*	Transaction Date	Purchase, Sale, or Other	# of Shares & Principal Amount of Security	Price	Executing Broker

*Provide interest rate, maturity date, ticker symbol or CUSIP, if applicable

☐

I have not opened a brokerage account during the quarter.

☐

The following is a complete list of all brokerage accounts I opened during the quarter:

Name of Broker, Dealer or Bank:	Account Name:	Date Established:

I certify that I have read and understand the Code of Ethics and that I have complied with the requirements of the Code of Ethics, including disclosure of all Securities Transactions that require disclosure.

Printed Name:

Signature:

Filing Date:

NEW EMPLOYEE SECURITIES REPORT

This information is current as of _______________ (must be current as of a date no more than 45 days before your commencing employment).  Return to Compliance Officer within 10 days of your commencing employment.

Please list all Securities in which you have a Beneficial Interest, as defined in the Code of Ethics.

Security (name, type, CUSIP or ticker symbol)	# of Shares or Principal Amount	Date Acquired

Please list all brokers, dealers and banks that maintain a brokerage account in which you have a Beneficial Interest, as defined in the Code of Ethics.

Name of Broker, Dealer or Bank	Account Name

I certify that I have read and understand the Code of Ethics and recognize that I am subject to it.  I certify that this is a complete list of all Securities in which I have a Beneficial Interest, and that I have complied with the requirements of the Code of Ethics including disclosure of all Securities Transactions for which the Code of Ethics requires disclosure.

Printed Name:

Signature:

Date: